UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2026, the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”) appointed Jose Luis Crespo as a director of the Company.

Mr. Crespo has been designated as a Class III director to serve until the Company’s 2026 annual meeting of the stockholders or until his successor has been duly elected and qualified, or until his earlier death, removal or resignation.

Mr. Crespo is currently serving as the Chief Executive Officer and President of the Company. Mr. Crespo previously served as the Chief Revenue Officer of the Company from November 2024 to March 2026. Mr. Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January 2015 and in 2016 he was appointed General Manager for Hypulsion, the Company’s wholly owned European subsidiary. In 2021, Mr. Crespo was appointed General Manager of Material Handling and Executive Vice President, and in May 2023, he was named General Manager of Applications and Executive Vice President. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo currently serves on the board of directors of AccionaPlug S.L., a joint venture of the Company and Acciona Generación Renovable, S.A. Mr. Crespo holds a Master of Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.

There is no arrangement or understanding between Mr. Crespo and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Crespo and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Crespo is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with his appointment. In connection with his appointment to the Board, there were no material plans, contracts or arrangements entered into or materially amended, and Mr. Crespo did not receive any grant or award under any such plan, contract or arrangement. Mr. Crespo will not receive any additional compensation for his service as a director, and his existing compensation arrangements as Chief Executive Officer and President remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: March 10, 2026	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer and Chief Accounting Officer